Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2008, (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard (FASB) No. 123(R) and FASB No. 158 in 2006 and FASB Interpretation No. 48 in 2007) accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Lakeland Bancorp, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Lakeland Bancorp, Inc. on Forms S-3 (File No. 333-140847, effective February 23, 2007; File No. 333-87306, effective May 1, 2002 and File No. 333-89723, effective October 27, 1999) and on Forms S-8 (File No. 333-125616, effective June 8, 2005; File No. 333-117563, effective July 22, 2004; File No. 333-34296, effective April 7, 2000 and File No. 333-89051, effective October 27, 1999.)

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 14, 2008